Exhibit 28(j)(4)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in the Registration Statement on Form N-1A of Comstock Funds, Inc. as filed with the Securities and Exchange Commission on or about August 28, 2012.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
August 28, 2012